Ex-23.1

Consent of Independent Certified Public Accountants

The Holt Group, Inc.
Gloucester City, New Jersey

We hereby consent to the use in Amendment No. 3 to Form S-4 (Registration
No. 333-52599) Registration Statement of our report dated April 13, 1999, relating to the consolidated financial statements of The Holt Group, Inc. and subsidiaries and our report dated April 24, 1998 on the consolidated financial statements of NPR Holding Corporation and Subsidiaries which are contained in the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                             /s/ BDO Seidman, LLP
                                             --------------------
                                             BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
June 11, 1999